EXHIBIT 10.60
                                                                   -------------

                               THIRD AMENDMENT TO
                        STOCK PURCHASE AND LOAN AGREEMENT

         Reference is made to that certain Stock Purchase and Loan Agreement (the "Original Loan Agreement"), dated as of October 1, 1997, and amended by an Amendment to Stock Purchase and Loan Agreement dated December 31, 1997 (the "First Amendment"), and an Amendment dated as of December 21, 1998 (the "Second Amendment") by and between ANNIE'S HOMEGROWN, INC. (the "Company"), a Delaware corporation and Ann E. Withey ("Key Employee").

         This third amendment ("Third Amendment") to the Original Loan Agreement, as amended, is made as of September 30, 1999 by and between the Company and Key Employee. Capitalized terms not defined in this Third Amendment shall have the meaning given to them in the Original Loan Agreement.

                                   BACKGROUND
                                   ----------

         A. Key Employee and the Company entered into the Original Loan Agreement to enable Key Employee to purchase shares of Company Common Stock pursuant to options that previously were granted by the Company to Key Employee.

         B. Pursuant to the Original Loan Agreement, Key Employee borrowed $67,641.60 from the Company (the "Loan").

         C. The Original Loan Agreement stated in Section 6 thereof that the Principal Amount of the loan will be repaid by the Company under certain circumstances. A computational error was made in computing the amounts of such repayments.

         D. Key Employee and the Company pursuant to the First Amendment amended the Original Loan Agreement to correct this error, among other things.

         E. Key Employee and the Company pursuant to the Second Amendment clarified the language in the Original Loan Agreement relating to the Company's rights upon a change of control and termination of Key Employee's employment.

         F. The terms of the Original Loan Agreement provide for annual interest at the rate of 6.34%, the mid-term Applicable Federal Rate in effect for October 1997, with interest is payable annually on October 1. The entire outstanding principal of Loan is due on October 1, 2002.

         G. Pursuant to Section 6.2(b) of the Original Loan Agreement, as amended, the Company is required to forgive $16,910.40 of the Principal Amount in the event that Key Employee is employed by the Company as of September 30, 1999.

         H. Key Employee was employed by the Company as of that date and is thus entitled to forgiveness of a portion of the Loan as described above.

         I. Key Employee wishes to waive that forgiveness.

         J. Key Employee and the Company wish to further amend the Original Loan Agreement, as amended, as set forth herein.


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                                    AGREEMENT
                                    ---------

         IN CONSIDERATION OF THE FOREGOING BACKGROUND AND THE MUTUAL AGREEMENTS OF THE PARTIES SET FORTH IN THIS THIRD AMENDMENT, THE COMPANY AND KEY EMPLOYEE AGREE AS FOLLOWS:

SECTION 1. WAIVER OF FORGIVENESS. Key Employee and Company hereby further amend the Original Loan Agreement to strike Section 6.2(b), as amended, in its entirety.

         THE PURPOSE OF THIS SECTION IS TO WAIVE KEY EMPLOYEE'S RIGHTS TO FORGIVENESS OF THE PRINCIPAL OF THE LOAN WITH RESPECT TO SEPTEMBER 30, 1999 ONLY. KEY EMPLOYEE RECOGNIZES THAT, BY WAIVING THIS SECTION 6.2(B), THE AMOUNT OTHERWISE TO BE FORGIVEN WILL COME DUE ON THE MATURITY DATE (UNLESS OTHERWISE ACCELERATED AS PROVIDED IN THE ORIGINAL LOAN AGREEMENT).

SECTION 2. AMENDMENT TO ACCELERATION CLAUSE.

         (a) Key Employee and Company hereby further amend the Original Loan Agreement, as amended, to strike the first sentence of Section 8.4, and to replace that sentence with the following text:

                  In the event that (x) the Company exercises its right to buy back the Shares from Key Employee pursuant to Section 8.1 of this Agreement, and (y) the Key Employee's employment has been terminated for Good Cause (other than as a result of her death or by her voluntary termination), then any outstanding Principal Amount and any applicable Interest will be immediately due and payable and shall be applied against amounts due to Key Employee for purchase of Shares.

         (b) Key Employee and Company hereby further amend the Original Loan Agreement, as amended, to strike the word "either" in the second sentence of 8.4, and replace that phrase with "(but is not obligated to)".

         THE PURPOSE OF THIS SECTION IS TO WAIVE THE COMPANY'S RIGHT TO ACCELERATE THE MATURITY DATE OF THE LOANS IN THE EVENT THAT THE KEY EMPLOYEE IS TERMINATED AS A RESULT OF HER DEATH, BY HER VOLUNTARY TERMINATION OR OTHERWISE NOT FOR GOOD CAUSE.

SECTION 3. RATIFICATION. In all other respects, the Original Loan Agreement, as amended, is hereby ratified and confirmed.

SECTION 4. COUNTERPARTS. This Third Amendment may be executed in counterparts, each of which will be considered an original and each of which will constitute one and the same document.

         IN WITNESS WHEREOF, this Third Amendment has been executed as of the date first set forth above.


                                         ANNIE'S HOMEGROWN, INC.



                                         By: /s/ Paul B. Nardone
                                            ------------------------------
                                            Paul B. Nardone, President and
                                            Chief Operating Officer



                                         KEY EMPLOYEE:


                                         /s/ Ann E. Withey
                                         ------------------------------
                                         Ann E. Withey